UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2025

EVOFEM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7770 Regents Road, Suite 113-618

San Diego, California 92122

(Address of principal executive offices)

(858) 550-1900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendment to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

Evofem Biosciences, Inc. (the “Company”) held its Annual Meeting of Stockholders on November 26, 2025 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved a resolution as previously approved by the Company’s Board of Directors (“Board”) to amend the Company’s existing Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a one-time reverse stock split of the Company’s Common Stock, to effectuate a reverse stock split of the outstanding shares of the Company’s Common Stock by a ratio of not less than 1-for-500 and not more than 1-for-1,500 at any time before November 26, 2026. Detailed descriptions of the amendments to the Certificate are contained in the definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on October 29, 2025. The Company’s total authorized Common Stock remains unchanged.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting was held on November 26, 2025 at 9:00 a.m. Pacific Daylight Time at the Company’s headquarters at 12636 High Bluff Drive, Suite 400, San Diego, California, 92130 pursuant to a definitive notice and proxy statement filed with the Securities and Exchange Commission on October 29, 2025 (the “Definitive Proxy”). Of the Company’s 268,232,641 eligible votes as of October 24, 2025 (the “Record Date”), 213,227,083 votes (approximately 79.5% of the total eligible votes) were represented by proxy or in person, which constituted a quorum for the purposes of the Annual Meeting. Approximately 56.6% of holders of the Company’s Common Stock issued and outstanding as of the Record Date were present in person or represented by proxy. All holders of the Company’s series E-1 convertible preferred stock (“Series E-1”) and Series G-1 convertible preferred stock (“Series G-1”) issued and outstanding, and eligible to vote on an as-converted basis, as of the Record Date were present in person or represented by proxy.

Each of the matters set forth below is described in detail in the Company’s Definitive Proxy.

The following is a summary of the proposals voted on at the Annual Meeting, including the number of votes cast for, against, and the number of votes withheld and broker non-votes, with respect to each proposal.

Proposal 1

Election of the following nominees as Class I or Class II directors of the Company, to serve three-year terms until the 2028 Annual Meeting of Stockholders and until their successor is duly elected and qualified.

	Votes For	Votes Against	Votes With held	Broker Non-Vote
Kim Kamdar, Ph.D. (Class I Director)	167,426,206	-	1,831,252	43,969,625
Colin Rutherford (Class I Director)	167,375,794	-	1,881,664	43,969,625
Lisa Rarick (Class I Director)	167,416,947	-	1,840,511	43,969,625
Tony O’Brien (Class II Director)	167,357,011	-	1,900,447	43,969,625

Each of the four nominees were elected to the Board by the Company’s stockholders, each to hold office until the 2028 Annual Meeting of Stockholders and until his or her successor has been duly elected or until his or her resignation or removal.

Proposal 2

Approval, on a non-binding advisory basis, of the compensation of our named executive officers (“Say-on-Pay”).

Votes For	Votes Against	Abstentions	Broker Non-Vote
155,458,669	13,342,767	456,023	43,969,624

This proposal was approved by the Company’s stockholders voting together as a class.

Proposal 3

Approval of the Evofem Biosciences, Inc. 2025 Equity Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Vote
161,228,017	7,369,458	659,984	43,969,624

This Evofem Biosciences, Inc. 2025 Equity Incentive Plan was approved by the Company’s stockholders voting together as a class.

Proposal 4

Approval of an amendment to the Company’s Certificate of Incorporation to authorize a reverse stock split of the outstanding Common Stock by a ratio of not less than 1-for-500 and no more than 1-for-1,500, with the exact range to be set a whole number within such range by the Board, in its sole discretion, at any time prior to November 26, 2026.

	Votes For	Votes Against	Abstentions	Broker Non-Vote
Common, Series E-1 and Series G-1 Combined	171,747,197	41,462,277	17,606	3
Series E-1	37,967,769	-	-	-
Series G-1	103,578,947	-	-	-

Approval of this proposal required (i) the affirmative vote of a majority of the combined voting power of the outstanding shares of Common Stock, Series E-1, and Series G-1, voting together as a single class, and (ii) the affirmative vote of a majority of the outstanding shares of each of Series E-1 and Series G-1 Preferred Stock, voting separately as classes.

Proposal 4 was approved by a majority of the combined voting power of the Common Stock, Series E-1, and Series G-1 voting together as a single class and by a majority of each of Series E-1 and Series G-1 voting separately as classes.

Proposal 5

Ratification of the appointment of BPM LLP as the Company’s Independent Registered Public Accounting firm for the year ending December 31, 2025.

Votes For	Votes Against	Abstentions	Broker Non-Vote
210,500,099	2,289,164	437,817	3

The appointment was ratified by the Company’s stockholders voting together as a class.

Proposal 6

Because a quorum was present and sufficient votes were received to approve all other proposals, no vote on Proposal 6 was required or taken.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Dated: November 26, 2025	By:	/s/ Saundra Pelletier
Saundra Pelletier
Chief Executive Officer